Exhibit 10.13
NQSO – US Executives
McCORMICK & COMPANY, INCORPORATED
2013 OMNIBUS INCENTIVE PLAN
TERMS OF NON-QUALIFIED STOCK OPTION AWARD
The following terms and conditions apply to stock options granted under the 2013 Omnibus Incentive Plan by McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”).
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) believes that the interests of the Company and its stockholders will be advanced and the Company’s overall managerial strength will be enhanced by encouraging its officers and other key employees to become owners of common stock of the Company; and
WHEREAS, the Board approved and adopted the Company’s 2013 Omnibus Incentive Plan (the “Plan”) on November 27, 2012, effective December 1, 2012, subject to the approval of the Company’s stockholders on or before April 3, 2013; and
WHEREAS, the Company’s stockholders approved the Plan on April 3, 2013; and
WHEREAS, one of the purposes of the Plan is to provide an inducement to certain officers and other key employees of the Company and its affiliates (each an “Executive”) to acquire shares of common stock of the Company; and
WHEREAS, the Board has authorized and approved the grant of this Award (defined below) to the Executive pursuant to the Plan;
NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements below set forth, the terms of the Award consist of the following:
1.Details of the Executive’s non-qualified stock option, including the Grant Date, number of shares, Exercise Price, and Vesting Schedule, are described on the screen captioned “Grants & Awards” in the Computershare website. On the Grant Date referenced on the screen captioned “Grants & Awards,” the Company granted a non-qualified stock option to the Executive to purchase the number of shares of the Company’s Common Stock identified as Options Granted at the price per share specified under Exercise Price (the “Award”). In order to exercise the option, the Executive may (i) make a cash payment, (ii) surrender shares of Company stock of the same class owned by the Executive and having a market value equal to the Exercise Price and related taxes for the number of shares to be purchased pursuant to the exercise of all or part of this option, or (iii) authorize the Company to withhold a sufficient number of option shares, based on the market value of such shares on the date of exercise, to pay the Exercise Price and related taxes and to issue the remaining number of option shares to the Executive ("net withholding exercise”). The option granted hereunder shall be exercisable, except as otherwise provided herein, in accordance with the Vesting Schedule until the option expires on the date provided on said screen.
2.    Except as hereinafter provided, this option is not transferable by the Executive and is exercisable during the Executive’s lifetime only by the Executive. This option may be transferred by the Executive pursuant to a will or as otherwise permitted by the laws of descent and distribution. In addition, an Executive may transfer all or any part of the option, not for value, to any Family Member. For purposes of this Section 2, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Executive) in exchange for an interest in that entity. Following a transfer under this Section 2, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. A “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Executive, any person sharing the Executive’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Executive) control the management of assets, and any other entity in which one or more of these persons (or the Executive) own more than fifty percent of the voting interests.
3.    (a)     Subject to the provisions of subparagraphs 3(b) and 3(c), all rights to exercise this option shall terminate thirty (30) days after the Executive ceases to be an employee of the Company or of a subsidiary or affiliate of the Company.
(b)If the Executive ceases to be an employee on account of total and permanent disability, or retirement, any outstanding options shall immediately become vested and the Executive may, during the period ending on the earlier of the date on which this option expires or the expiration of five (5) years following the Executive’s termination of employment, exercise this option in full, or from time to time in part, regardless of the restrictions that might otherwise apply with respect to the Options Granted. For purposes of this Award, the Executive shall be considered "totally and permanently disabled” if (i) the Executive is unable, as a result of demonstrable illness (including mental illness), injury or disease, to engage in any occupation or perform any work for remuneration or profit for which the Executive is reasonably qualified and (ii) the illness, injury or disease is expected to be permanent. For the purposes of this Agreement, “retirement” means termination of employment at or after age 55. If the Executive dies prior to the date on which this option expires without having exercised this option in full, any outstanding options shall immediately become vested and the Executive’s personal representative may, during the period ending on the earlier of the date on which this option expires or the expiration of five (5) years following the Executive’s death, exercise this option in full, or from time to time in part, regardless of the restrictions that might otherwise apply with respect to the Options Granted.

(c)    In no event may this option be exercised after the date on which this option expires.
(d)    An exercise of this option with respect to a part of the shares to which it relates shall not preclude a subsequent exercise as to any remaining part on or before the date on which this option expires,
4.    Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of the Company, all conditions and restrictions on the exercise of this option (other than the restriction set forth in subparagraph 3(c) hereof), including the limitations contained in Paragraph 1 hereof, shall be waived and this option shall be immediately exercisable for all of the Options Granted. In addition, the Committee may take any other action it deems appropriate to ensure the equitable treatment of participants in the event of, or in anticipation of a Change in Control, including but not limited to any one or more of the following: (i) provision for the settlement of this option in exchange for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (ii) such other modification or adjustment to the option as the Committee deems appropriate to maintain and protect the rights and interests of the Executive upon or following the Change in Control, provided that the Committee shall not take any action that would cause this option to be subject to Section 409A of the Internal Revenue Code of 1986, as amended. The Committee also may accord any Executive a right to refuse any acceleration of exercisability, vesting or benefits, in such circumstances as the Committee may approve.
5.    The Executive shall be required to forfeit to the Company any gain realized on account of this option in the event the Executive takes any action in violation or breach of, or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any of its affiliates or any confidentiality obligation with respect to the Company or any of its affiliates or otherwise in competition with the Company or any of its affiliates. The Company shall annul this Award if the participant is an employee of the Company or any of its affiliates and is terminated for “cause,” as such term is defined in the Plan. Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Executive who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an option earned or accrued during the twelve-(12) month period following the public issuance or filing pursuant to the Securities Exchange Act of 1934 (whichever first occurred) of the financial document that was required to be restated.
6.    The Company shall not be required to issue or deliver any certificate or certificates for shares of its capital stock purchased upon the exercise of the option herein granted unless and until the offering and sale of the shares represented thereby may legally be made under the Securities Act of 1933, as amended, and the applicable rules and regulations of the U.S. Securities and Exchange Commission.

7.    The Company may require the Executive to agree that any shares of capital stock purchased upon the exercise of this option shall be acquired for investment and not for distribution and that each notice of the exercise of any portion of this option shall be accompanied by a written representation that the shares of capital stock are being acquired in good faith for investment and not for distribution.
8.    In the event that, prior to the delivery by the Company of all of the shares of Common Stock with respect of which this option is granted, there is any change in the Common Stock of the Company through the declaration of stock dividends or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares subject to this option and the option price shall be proportionally adjusted, to the extent permitted under the Plan, provided that the adjustment will not cause the option to be subject to Section 409A of the Code.
9.    The Executive shall not have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option herein granted unless and until such shares have been issued and delivered.
10.    Except as otherwise herein provided the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge hypothecate or otherwise dispose of said option or of any right or privilege conferred hereby contrary to the provisions hereof or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.
11.    This option shall be binding upon and inure to the benefit of any successor successors of the Company.
12.    This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Plan and this Agreement shall be administered by the Compensation Committee of the Board and the Management Committee of the Company in accordance with the provisions of Article II of the Plan. Except as expressly provided in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan, or on the screen captioned “Grants & Awards.”
13.    The Company and/or the Executive’s local employer shall have the right to deduct or withhold, or require the Executive to remit to the Company and to his or her local employer, an amount sufficient to satisfy taxes imposed under the laws of any country, state, province city or other jurisdiction including but not limited to income taxes, capital gain taxes, transfer taxes, and social security contributions that are required by law to be withheld with respect to the Plan, grant or exercise of stock options payment of shares or cash under this Agreement the sale of shares acquired hereunder, and/or payment of dividends on shares acquired hereunder, as applicable. A sufficient number of the shares resulting from the exercise of this option may be retained by the Company to satisfy the tax withholding obligation

14.    Neither the Plan, the grant of stock options, payment of shares or cash under this Agreement, the sale of shares acquired hereunder, and/or payment of dividends on shares acquired hereunder, as applicable, gives the Executive any right to continue to be employed by the Company or the Executive’s local employer, or restricts, in any way, his or her right, or the right of the employer, to terminate the Executive’s employment at any time for any reason not specifically prohibited by law.
15.    The Executive shall be deemed to have accepted this Award unless the Executive provides written notice to the Company, within thirty (30) business days following the Grant Date, stating that the Executive does not wish to accept the Award. Notices should be directed to Investor Services at investor services@mccormick.com, or to McCormick & Company, Inc. Attn: Investor Services, 18 Loveton Circle, Sparks, Maryland 21152.
16.    By accepting this Award, the Executive agrees to be bound by the terms and conditions set forth herein and acknowledges that:
(a)The grant of this Award and any future options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of this Award, nor any future grant of an option by the Company, shall be deemed to create any obligation to grant any other options, whether or not such a reservation is explicitly stated at the time of any such grant. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Executive’s rights hereunder.
(b)    The Plan shall not be deemed to constitute, and shall not be construed by the Executive to constitute, part of the terms and conditions of employment. Neither the Company nor the Executive’s local employer shall incur any liability of any kind to the Executive as a result of any change or amendment, or any cancellation, of the Plan at any time.